Exhibit 10.17

ASSET PURCHASE & SALE AGREEMENT

A. PARTIES

This agreement (“agreement”) is entered into this ___ day of September, 2019 by and between Neu-Ventures Inc, a California limited liability company (“NEU” or “buyer”) and Pineapple Express, Inc. (“SELLER”), a Wyoming Public Company. Buyer and seller will be referred to at times as “the parties.” This agreement shall supersede any prior agreements executed by the parties.

B. RECITALS AND SUMMARY

SELLER owns the URL www.THC.com (the “Asset”).

NEU is purchasing the Asset of the business “free and clear,” including, but not limited to, license rights, ownership, and control. The parties understand that the Asset is currently being licensed to a 3rd party. Buyer shall adhere to the licensing agreement with that other party and assume a Licensor relationship with 3rd party Licensee, once this Asset acquisition transaction is finalized.

Buyer is not offering to purchase any debt or legal obligation of seller, except as may be expressly agreed upon prior to closing.

C. PURCHASE & SALE; PRICE AND TERMS; CLOSING

Purchase & Sale:

Subject to the terms set forth in this agreement, seller hereby sells and NEU hereby purchases title of seller to the Asset. NEU, in acquiring full right and title to the Asset and all rights of any nature thereto, is free to utilize all such rights and title to the fullest extent permitted by law, subject to any licensing agreements seller has with 3rd parties.

Price and Terms:

One Million USD ($1,000,000) paid at execution through a reduction of monies owed to Buyer and Buyer Principal, Jaime Ortega, as well as Mr. Ortega’s affiliated entities, from Seller.

The parties understand that the Asset is currently being licensed to a 3rd party. Buyer shall adhere to the licensing agreement with that other party and assume a Licensor relationship with 3rd party Licensee, once this Asset acquisition transaction is finalized. Licensing Agreement attached as Exhibit “A”.

Closing:

This transaction shall close the next business day after payment in full has been confirmed by Seller and transfer of ownership of the domain has occurred after release of any registrar locks on the Asset have been resolved in favor SELLER (“Closing” or “Closing Date”).

D. RESPONSIBILITIES OF THE PARTIES

The parties agree to complete all required steps toward a possible conclusion of this proposed transaction in a good faith, timely manner.

The parties agree to hold, protect and preserve all materials and information received in the course of the Due Diligence period. All such material and information is strictly confidential and for the private use of the parties only, to be viewed and utilized only by the parties and their respective professional advisors.

E. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants that it is a company in good standing in the state of California and has the legal right and authority, including all necessary approvals from its members, to enter into and conclude this transaction.

Buyer represents and warrants that it knows of no reason (economic, legal or otherwise) why it should not enter into this Agreement. Buyer acknowledges an existing registrar lock on the URL until resolution by the mutual agreement of parties or a court order/judgment in the matter of Hit Channel v. Pineapple Express, bearing LASC Case No. 19STCV09006. Buyer has

F. MISCELLANEOUS LEGAL CONSIDERATIONS

1. Modifications and Amendments. The terms and conditions of this agreement may be amended at any time and from time to time, in whole and in part, upon written agreement signed by a duly authorized representative of the buyer and seller.

2. Expenses. Each party shall bear its own respective costs, fees and expenses associated with entering into and executing its duties under this agreement.

3. Indemnification. Each party, if an offending party, agrees to indemnify and hold harmless the other party from any claim of damage of any party or non--party arising out of any act or omission of the offending party arising from this agreement.

4. Notices. Any notice, request, proposal, statement or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given when personally delivered or confirmed by email or five (5) days after mailed by certified mail, postage prepaid, to the parties at their respective addresses first set forth above or to such other address of which a party shall have theretofore notified the other by a notice given in accordance with this Paragraph 4 as follows:

If to the Buyer:

Neu-Ventures, Inc.

6700 Fallbrook Ave. Suite 289

West Hills, CA 91307

Jaime@pineappleventuresinc.com

If to Seller:

Pineapple Express, Inc.

10351 Santa Monica Blvd. #420

Los Angeles, CA 90025

MatthewF@pineappleexpress.com

5. Breach. In the event of a breach of this agreement, the breaching party shall be notified by the other party by written notice within ten (10) days of reasonable discovery of the breach. The breach shall be cured within fifteen (15) days of written notice. If the breach is not cured within this period, the non-breaching party may take appropriate legal action consistent with the terms of this agreement.

6. Assignment. The provisions of this agreement shall be binding upon and inure to the benefit of the buyer and seller and their respective successors, assigns and personal representatives. If the buyer and/or seller shall at any time be merged or consolidated into or with any other corporation or the company’s capital ownership units or substantially all of its Asset are transferred to another entity, the provisions of this agreement shall be binding upon and inure to the benefit of the buyer or the seller (as the case may be) and the entity resulting from such merger or consolidation or to which such capital ownership units or Asset shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

7. Entire Agreement. This agreement is the full and complete, integrated agreement of the parties, superseding all previous written and/or oral agreements and representations between the parties, and is amendable only as provided for above. This agreement shall be interpreted as if the parties participated equally in its drafting.

8. Governing Law. This agreement shall be governed by the laws of the State of California applicable to contracts made to be performed entirely therein, and each party agrees to submit to the personal jurisdiction of any Court of competent jurisdiction and venue in Los Angeles County and to all the rules and orders of such Court, and the laws of the State of California.

9. Waiver. Any waiver by either party of any provision of this agreement or any right hereunder shall not be deemed a continuing waiver and shall not prevent or stop such party from thereafter enforcing such provision, and the failure of either party to insist in any one or more instances upon the strict performance of any of the provisions of this Agreement by the other party shall not be construed as a waiver or relinquishment for the future performance of any such term or provision, but the same shall continue in full force and effect.

10. Enforcement. If the parties cannot settle any dispute arising out of or relating to this Agreement, or the breach thereof, in a reasonable and timely fashion, and a mediation session has failed, either party may file for binding arbitration within Los Angeles County, California. Arbitration shall be governed by the rules of ADR Services, Inc. and judgment upon the award may be entered in any Court within Los Angeles County having jurisdiction thereof. However, the parties agree to reserve the right to obtain a preliminary injunction from a court of competent jurisdiction if necessary in the event of a material breach arising from this agreement.

11. Headings. The headings in this agreement are solely for convenience of reference and shall not affect its interpretation.

12. Possible Invalidity. In case any provision of this agreement should be held to be contrary to, or invalid under, the law of any state or other jurisdiction in which enforcement is sought or challenged, such illegality or invalidity shall not affect in any way any of the other provisions hereof, this Agreement in such event to be construed as though the offending provision had been deleted or modified in such a manner as to make it enforceable to the maximum extent possible to reflect the parties’ intent hereunder, and all of the provisions hereof nevertheless shall continue unmodified and in full force and effect in any state or other jurisdiction.

13. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be considered as valid and binding as original.

14. Independent Covenants: Each of the respective rights and obligations of the parties hereunder shall be deemed independent and may be enforced independently irrespective of any of the other rights and obligations set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed (this agreement, on the date written above.

SELLER

/s/ Matthew Feinstein
Printed Name:	Matthew Feinstein
Title:	Director & Senior Executive
Company:	Pineapple Express, Inc., A Wyoming Corporation

BUYER

/s/ Jaime Ortega
Printed Name:	Jaime Ortega
Title:	CEO
NEU-Ventures, Inc.